EXHIBIT 10.14

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                                PROPOSED FORM OF
                             SCHOLASTIC CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

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                                Table of Contents

1.    Purpose. ..............................................................1

2.    Definitions.  .........................................................1
      (a)   "Agent" .........................................................1
      (b)   "Annual Pay" ....................................................1
      (c)   "Board of Directors" ............................................1
      (d)   "Code" ..........................................................1
      (e)   "Committee" .....................................................1
      (f)   "Company" .......................................................1
      (g)   "Designated Parent"..............................................2
      (h)   "Designated Subsidiaries" .......................................2
      (i)   "Eligible Employee" .............................................2
      (j)   "Eligibility Period".............................................2
      (k)   "Employer" ......................................................2
      (l)   "Exchange Act" ..................................................2
      (m)   "Exercise Date"..................................................2
      (n)   "Foreign Jurisdiction" ..........................................2
      (o)   "Market Price" ..................................................2
      (p)   "Offering Date" .................................................3
      (q)   "Option" ........................................................3
      (r)   "Parent" ........................................................3
      (s)   "Participant" ...................................................3
      (t)   "Plan"...........................................................3
      (v)   "Rule 16b-3".....................................................3
      (w)   "Shares", "Stock" or "Common Stock"..............................3
      (x)   "Subsidiary".....................................................3
      (y)   "Subscription Period"............................................3

3.    Shares Reserved for Plan. .............................................4

4.    Administration of the Plan. ...........................................4

5.    Participation in the Plan..............................................5

6.    Purchase Price. .......................................................6

7.    Method of Payment......................................................6

8.    Employee's Election To Purchase. Grants of Options.....................6

9.    Exercise of Option.....................................................7


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10.   Delivery of Common Stock...............................................7

11.   Limitations Of Number Of Shares Which May Be Purchased.................8

12.   Stockholder Rights.....................................................9

13.   Rights To Purchase Shares Not Transferable.............................9

14.   Cancellation of Election to Purchase...................................9

15.   Leave of Absence or Layoff............................................10

16.   Effect of Failure To Make Payments When Due...........................11

17.   Retirement............................................................11

18.   Death.................................................................12

19.   Termination of Employment Other Than For Retirement Or Death..........12

20.   Dividends and Interest................................................13

21.   Application of Funds..................................................13

22.   Amendment and Termination.............................................13

23.   Reports...............................................................13

24.   Effective Date; Governmental Approvals or Consents....................13

25.   Notices...............................................................14

26.   Regulations and Other Approvals; Governing Law........................14

27.   Withholding of Taxes..................................................15

28.   Legend.  .............................................................15

29.   No Employment Rights..................................................15

30.   Severability of Provisions............................................16

31.   Construction..........................................................16


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                             SCHOLASTIC CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

            The purpose of Scholastic Corporation 1998 Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of Scholastic Corporation (the "Company") and certain affiliated companies to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

            The following words or terms have the following meanings:

            (a) "Agent" shall mean the agent, broker or other administrator, including without limitation, employees of the Employer, appointed by the Committee pursuant to Section 4(b) hereof.

            (b) "Annual Pay" shall mean an amount equal to the sum of (i) the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company, a Designated Subsidiary or Designated Parent on the effective date of an offer of Common Stock made pursuant to the Plan and (ii) such other types of compensation that may be paid to the Eligible Employee by the Company, a Designated Subsidiary or Designated Parent, as determined by the Committee to be included as Annual Pay; provided that any such determination shall be applied on a uniform and consistent basis to all Eligible Employees.

            (c) "Board of Directors" shall mean Board of Directors of the Company or the Executive Committee of such Board of Directors.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (e) "Committee" shall mean the committee of the Board of Directors of the Company appointed to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

            (f) "Company" shall mean Scholastic Corporation, a corporation organized under the laws of Delaware (or any successor corporation).
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            (g) "Designated Parent" shall mean any Parent of the Company which is specifically designated as eligible to participate in the Plan by the Committee from time to time in its sole discretion.

            (h) "Designated Subsidiaries" shall mean each Subsidiary of the Company on the effective date of the Plan and future Subsidiaries which are not specifically excluded from participation by the Committee from time to time in its sole discretion. Notwithstanding the foregoing, the term "Designated Subsidiaries" shall not include Subsidiaries located in Foreign Jurisdictions, unless the Committee specifically designates such Subsidiary as a Designated Subsidiary.

            (i) "Eligible Employee" shall mean any person (i) whose customary employment is for more than twenty (20) hours per week for an Employer; (ii) whose customary employment is for more than five (5) months per year; and (iii) who has completed the Eligibility Period. Notwithstanding the foregoing, the Committee may exclude the employees of any specified Designated Parent or Designated Subsidiary from any offering under the Plan.

            (j) "Eligibility Period" shall mean, with respect to any employee, the ninety (90) day period commencing on the employee's first day of employment with the Employer. Notwithstanding the foregoing, the Committee may, in its sole discretion, increase or decrease the length of the Eligibility Period with respect to the employees of the Company, and any and all Designated Parent and Designated Subsidiaries; provided that such period shall in no event exceed two
(2) years.

            (k) "Employer" shall mean, with respect to any employee, the Company or Designated Subsidiary or Designated Parent by which the employee is employed.

            (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (m) "Exercise Date" shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

            (n) "Foreign Jurisdiction" shall mean any jurisdiction outside of the United States including, without limitation, countries, states, provinces, and localities.

            (o) "Market Price" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc. as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market,


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Inc. or any automated quotation system sponsored by the National Association of
Securities Dealers, Inc., its Market Value shall be set in good faith by the Committee.

            (p) "Offering Date" shall mean such dates designated by the Committee in its sole discretion.

            (q) "Option" shall mean the right or rights granted to Eligible Employees to purchase the Company's Common Stock under an offering made under the Plan and pursuant to such Eligible Employees' elections to purchase.

            (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (s) "Participant" shall mean an Eligible Employee who participates in the Plan.

            (t) "Plan" shall mean the Scholastic Corporation 1998 Employee Stock Purchase Plan, as amended from time to time.

            (u) "Purchase Period" shall mean the such period designated by the Committee during which installment payments for Common Stock purchased under the Plan shall be made.

            (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

            (w) "Shares", "Stock" or "Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

            (x) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (y) "Subscription Period" shall mean that period of time prescribed in any offer of Common Stock under the Plan beginning on the first day Eligible Employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.


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3. Shares Reserved for Plan.

                  (a) The Shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Committee, be purchased by the Agent on the open market or may be treasury shares or newly-issued and authorized Shares delivered to the Plan, upon such terms as the Committee may approve. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 200,000, subject to adjustment as provided in paragraph (b) of this Section. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee will specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase Period together exceed twenty-seven (27) months for any offering.

                  (b) In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per Share of Common Stock covered by each Option under the Plan which has not yet been exercised.

                  (c) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving Corporation, any Option granted under the Plan shall continue in full force and effect unless either (i) the Committee modifies such Option so that it is fully exercisable with respect to all of the Common Stock subject thereto prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option as contemplated under Section 424(a) of the Code.

4. Administration of the Plan.

                  (a) The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, Foreign Jurisdictions to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.


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                  (b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and, unless otherwise requested by the Participant, Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

                  (c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful neglect or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5. Participation in the Plan.

            Options to purchase the Company's Common Stock under the Plan shall be granted to all Eligible Employees; provided, however, that solely to the extent allowable under Section 423 of the Code, the Committee may determine that any offering of Common Stock under the Plan will not be extended to all or some officers, highly compensated employees of the Employer or to those employees whose principal duties consist of supervising the work of other employees. Any decision relating to the inclusion or exclusion of any executive officer (as defined in Rule 3b-7 promulgated


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under the Exchange Act as then in effect or any successor provisions) of the
Employer pursuant to this Section shall be made only by the members of the Committee who are not executive officers of the Employer and who have not participated or been eligible to participate in this Plan or any similar employee stock option plan for a period of at least one year prior to such determination.

6. Purchase Price.

            The purchase price for Shares purchased pursuant to the Plan shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than the lesser of: (i) eighty-five percent (85%) of the Market Price of a Share of Common Stock on the first business day of the Offering Period or (ii) eighty-five (85%) of the Market Price of a Share of Common Stock on the Exercise Date. Effective as of the effective date of the Plan until modified by the Committee, the price per Share of the Common Stock subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Market Price of a Share of Common Stock on the first business day of the Offering Period or (ii) eighty-five (85%) of the Market Price of a Share of Common Stock on the Exercise Date.

7. Method of Payment.

            Payment for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment.

8. Employee's Election To Purchase. Grants of Options.

                  (a) In order to participate in the Plan, an Eligible Employee must sign an election to purchase Shares on a form provided by the Company stating the Eligible Employee's desire to purchase Shares under the Plan and showing the amount which the Eligible Employee elects to have withheld from his or her pay for such payroll period during the Purchase Period. The election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections. An Eligible Employee may increase or decrease such payroll deductions prior to the beginning of any subsequent Subscription Period by giving sufficient prior written notice to the Committee on a form provided by, or acceptable to, the Committee for such purpose. An Eligible Employee may terminate a payroll deduction authorization at any time, upon such written notice to the Committee during such period as designated by the Committee. An authorization shall remain in effect until modified or terminated by the Eligible Employee or until the percentage used to determine the Option price is effectively increased.


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                  (b) All payroll deductions made by a Participant shall be
credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account except as otherwise provided herein.

                  (c) In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company, a Subsidiary, or a Parent or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan, such Participant's payroll deductions and the purchase of Shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the twelve
(12) month period after such hardship withdrawal. If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of withdrawal that has not already been applied to purchase Shares, such cash balance shall be returned to the Participant as soon as administratively practicable.

9. Exercise of Option.

                  (a) A Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of whole and/or fractional Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant's account. If all or any portion of the Shares cannot reasonably be purchased on the Exercise Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible. In no event shall certificates for any fractional Shares be issued under the Plan.

                  (b) If the total number of Shares which would otherwise be subject to Options granted on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of Option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                  (c) All Shares included in any offering under the Plan in excess of the total number of Shares which all Participants elect to purchase and all Shares with respect to which elections to purchase are canceled as provided in Section 14 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

10. Delivery of Common Stock.

                  (a) Certificates for whole shares of Common Stock shall not be issued to Participants unless and until requested or as otherwise provided herein. Such certificates shall be


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issued as soon as administratively feasible following the Participant's request for issuance. If a Participant requests certificates for whole shares of Common Stock, any fractional shares of Common Stock shall remain in the Participant's account during his or her employment, unless he or she requests cash in lieu of the fractional shares. A fee fixed by the Plan's Agent or transfer agent, as the case may be, may be charged to the Participant for the issuance of certificates of shares of Common Stock and for the replacement of lost certificates. Certificates for a fractional share of Common Stock shall not be issued under any circumstance. The Committee of the Plan's Agent may establish limitations on the issuance of certificates to the extent allowable by applicable law.

                  (b) A Participant may request the Agent to sell all or a portion of Shares for which certificates have not been issued and receive cash for such Shares, subject to any brokerage fees or commissions.

                  (c) Notwithstanding any other provision of the Plan to the contrary, following a Participant's termination of employment, death or retirement from the Company, any Subsidiary and any Parent, the Participant (or, in the case of death, his or her legal representative) shall elect, within such period as prescribed by the Committee to (i) direct the Committee or Agent to sell all or a portion of Shares for which certificates have not been issued and receive cash for such Shares, subject to any brokerage fees or commissions; (ii) receive certificates for all of the whole Shares and cash in lieu of any fractional Shares credited to the Participant's account under the Plan; or (iii) receive payment from the Plan for all Shares in such other manner permitted by the Committee in its sole discretion, including permitting the transfer of certificates for all Shares (including fractional Shares) credited to the Participant's account under the Plan to an individual brokerage account established by the Agent for the benefit of the Participant or for the benefit of the Participant and his or her spouse as joint tenants with rights of survivorship. The Committee may establish and adopt rules dictating the default election of a Participant (or, in the case of death, his or her legal representative) who does not make a timely election pursuant to this paragraph
(c). A fee fixed by the Plan's Agent may be charged to the Participant for the issuance of certificates of Shares.

11. Limitations Of Number Of Shares Which May Be Purchased.

                  (a) Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:

                        (i) if, immediately after the grant, such individual (or
                  any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent; or


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                        (ii) which permits such individual's right to purchase
                  stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time; or

                        (iii) which permits an Eligible Employee to purchase
                  Shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than twelve (12) months) in excess of ten percent (10%) of his or her Annual Pay.

                  (b) An Eligible Employee may elect to purchase less than the number of Shares which he or she is entitled to elect to purchase.

12. Stockholder Rights.

            The Common Stock purchased upon exercise of an Option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date. Only upon the issuance of Shares to a Participant or his agent (and only in respect to such Shares purchased) shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Shares or receive any dividends or any other distributions thereon. The Shares purchased will be issued as soon as practicable after the Exercise Date.

13. Rights To Purchase Shares Not Transferable.

                  (a) Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

                  (b) All rights of a Participant granted under this Plan, including but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section 17 hereof.

14. Cancellation of Election to Purchase.


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                  (a) An Eligible Employee who has elected to purchase Shares during a Purchase Period may (i) cancel his or her election with respect to such Purchase Period in its entirety or (ii) may partially cancel his or her election with respect to such Purchase Period by reducing the amount which he or she has authorized the Company to withhold from his pay for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Eligible Employee of sufficient prior written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections. Such notice of cancellation must be so delivered before the close of business on the Exercise Date. If an Eligible Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he or she shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period. Only one partial cancellation may be made during a Purchase Period, unless otherwise determined by the Committee.

                  (b) An Eligible Employee's rights upon the full or partial cancellation of his or her election to purchase Shares shall be limited to the following:

                        (i) to receive in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her account, except, in the case of a partial cancellation, he or she must retain in his or her account the cumulative installment payments made through the date of cancellation until the end of the Purchase Period, or

                        (ii) to have the cash balance credited to his account at the time the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase at the end of the Purchase Period.

                  (c) A Participant's cancellation of his or her election to purchase Shares in an offering shall not have any effect upon such Participant's eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

15. Leave of Absence or Layoff.

                  (a) A Participant who is granted a leave of absence (including a military leave) or is laid off during a Purchase Period may at that time (on a form provided by the Company) elect within such period prescribed by the Committee, one of the following:

                        (i) to suspend payments during the leave of absence, or, in the case of a layoff, he or she may suspend payments for not more than ninety (90) days, but not in either case beyond the last month of the Purchase Period, or


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

                        (ii)  to cancel his election in accordance with Section
                              14.

                  (b) If the option described in subparagraph (i) of paragraph
(a) above is elected by the Participant, the Participant at the end of the suspension period must make up the deficiency in his account either by immediate lump sum payment or with installment payments so that, assuming the maximum purchase price per Share, payment for the maximum number of Shares covered by his option will be completed in the last month of the Purchase Period. If the Participant elects to make increased installment payments, he or she may, nevertheless, at any time make up his or her remaining deficiency by making a lump sum payment.

                  (c) If a Participant does not return to active service upon the expiration of his or her leave of absence or within ninety (90) days from the date of his or her layoff, his or her election to purchase shall be deemed to have been canceled at the time of the leave of absence or layoff. In the event that such individual's leave of absence ends and such individual again becomes as an Eligible Employee, payroll deductions shall resume automatically in accordance with his or her most recent payroll deduction authorization form in effect prior to the leave of absence, unless he or she elects otherwise.

                  (d) Notwithstanding any other provision in this Section 15 to the contrary, in no event shall a Participant be permitted to complete payment for any Shares after twenty-seven (27) months from the date of the commencement of the Subscription Period.

16. Effect of Failure To Make Payments When Due.

                  (a) If in any payroll period, for any reason not set forth in
Section 14, a Participant who has filed an election to purchase Shares under the Plan has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of his or her installment payment, the Participant may make a payment to the Plan in cash at such time equal to the amount of the installment payment deficiency. If such cash payment is not so made, the Participant, when his or her pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his or her account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per Share, payment for the maximum number of Shares covered by his or her Option will be completed in the last month of the Purchase Period. If the Participant elects to make increased installment payments, he or she may, nevertheless, at any time make up the remaining deficiency by making a lump sum payment.

                  (b) Subject to paragraph (a) above and other provisions of the Plan permitting postponement, the Company may treat the failure by a Participant to make any payment as a cancellation of his or her election to purchase Shares. Such cancellation will be affected by mailing notice to him or her at his or her last known business or home address. Upon such mailing, his or her only right will be to receive in cash the amount credited to his or her account.

17. Retirement.

                  (a) If a Participant officially retires, as determined by the Committee, at such time that he or she has an election to purchase Shares in effect, he or she may, within three (3) months after the date of his or her retirement date (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections within such time period as prescribed by the Committee, elect to:

                  (i)   Complete the remaining installment payments in cash,

                  (ii) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

                  (iii) Cancel his or her election to purchase Shares in
                        accordance with the provisions of Section 14.

            If no such notice is given within such period, the election will be deemed canceled as of the date of retirement and the only right of the Participant will be to receive in cash, the cash amount credited to his or her account.

18. Death.

            If a Participant, including a retired Participant, dies and has an election to purchase Shares in effect at the time of his or her death, the legal representative of the deceased a Participant may, within three (3) months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice on a form prescribed by the Committee to the office or person designated to receive elections within such time period as prescribed by the Committee, elect to:

                  (a) Complete the remaining installment payments in cash,

                  (b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

                  (c) Cancel the election to purchase Shares in accordance with the provisions of Section 14.

            If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Eligible Employee's account.


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

19. Termination of Employment Other Than For Retirement Or Death.

            If an Eligible Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period, his or her election to purchase shall thereupon be deemed canceled as of the date on which his or her employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash the amount credited to his or her account.

20. Dividends and Interest.

                  (a) Cash dividends, if any, on Shares acquired through the Plan will be automatically paid by check directly to the Participant by the Company, or if applicable, the transfer agent. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

                  (b) Except as required by law, including without limitation, the Investment Company Act of 1940, as amended, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

21. Application of Funds.

            All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

22. Amendment and Termination.

            The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant's account (that have not been used to purchase Shares) and shall distribute or credit Shares credited to a Participant's account. Upon the freezing of the Plan, any payroll deductions credited to a Participant's account (that have not been used to purchase Shares) shall be used to purchase Shares in accordance with Section 9, substituting the term Exercise Date with the effective date of the freezing of the Plan.

23. Reports.

            Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Committee; such statements shall set forth the amounts of payroll deductions, the purchase price per Share, the number of Shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

24. Effective Date; Governmental Approvals or Consents.

            The Plan is adopted, effective upon January 1, 1999, subject to the approval of the Plan by stockholders of the Company, to the extent required by
Section 423 of the Code, in accordance with the Company's Certificate of Incorporation then in effect and applicable state law, within twelve (12) months before or after the Plan is adopted by the Board of Directors. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

25. Notices.

            All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

26. Regulations and Other Approvals; Governing Law.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                  (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) To the extent required, the Plan is intended to comply with Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan. The Committee may establish and adopt administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act and Rule 16b-3, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

27. Withholding of Taxes.

                  (a) If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

                  (b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes. Without limiting the generality of the foregoing, any withholding obligation with regard to any Participant may be satisfied by: (i) reducing the number of shares of Common Stock otherwise deliverable to the Participant; (ii) subject to the Committee's prior consent, any method approved by the Committee; or (iii) by the Participant paying cash directly to the Company.

28. Legend.

      (a) The Committee may require each person receiving shares pursuant to the exercise of an Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      (b) All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

29. No Employment Rights.

            The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

30. Severability of Provisions.

            If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

31. Construction.

            The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


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